UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2016

Stratus Properties Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300 Austin, Texas		78701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

As previously reported, on October 4, 2016, Stratus Properties Inc.’s (“Stratus”) wholly owned subsidiary Stratus Lakeway Center, LLC (“Seller”) entered into an agreement of sale and purchase (the “Purchase Agreement”) with TA Realty, LLC, a Massachusetts limited liability company (“Purchaser”), pursuant to which Seller agreed to sell The Oaks at Lakeway to Purchaser. As reported, the closing of the transaction was subject to the satisfaction or waiver of a number of significant closing conditions, including among other things a 45-day inspection period during which Purchaser could terminate the Purchase Agreement in its sole discretion.

On November 18, 2016, Purchaser terminated the Purchase Agreement pursuant to Purchaser’s right to terminate in its sole discretion during the 45-day inspection period.

For additional information regarding the Purchase Agreement, refer to “Overview—Sale of The Oaks at Lakeway” in Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Stratus’ Quarterly Report on Form 10-Q for the period ended September 30, 2016, which description is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By:	/s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: November 25, 2016